UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2011

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4690 Executive Drive, Suite 250 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2011, Oncosec Medical Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”) providing for the issuance and sale by the Company to the Purchasers of an aggregate of 4,000,000 shares of the Company’s Common Stock (collectively, the “Shares”) and three series of warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, to purchase an aggregate of 12,000,000 shares of the Company’s Common Stock (collectively, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”), for proceeds to the Company of $3.0 million.  After deducting for fees and expenses, the aggregate net proceeds from the sale of the Shares and Warrants are expected to be approximately $2.79 million.

Pursuant to the terms of the Securities Purchase Agreement, each Purchaser has been issued a Series A Warrant, a Series B Warrant and a Series C Warrant, each to purchase up to a number of shares of the Company’s Common Stock equal to 100% of the shares issued to such Purchaser pursuant to the Securities Purchase Agreement.  The Series A Warrants have an exercise price of $1.20 per share, are exercisable immediately upon issuance and have a term of exercise equal to five years.  The Series B Warrants have an exercise price of $0.75 per share, are exercisable immediately upon issuance and have a term of exercise between eight and nineteen months, as further described therein.  The Series C Warrants have an exercise price of $1.20 per share, vest and are exercisable ratably commencing on the exercise of the Series B Warrants held by each Purchaser (or its assigns) and have a term of exercise equal to five years.

The securities sold pursuant to the Securities Purchase Agreement have not been registered under the Securities Act of 1933 (the “Securities Act”) and have been issued under an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Rule 506 of Regulation D.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

On June 24, 2011, in connection with the closing of the private placement, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, the Company is required to file a registration statement within 30 days following such closing to register the resale of the Shares and the Warrant Shares.  The failure on the part of the Company to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject the Company to payment of certain monetary penalties.

Rodman & Renshaw, LLC (“Rodman”) acted as the lead placement agent for the private placement.  Pursuant to the terms of a Placement Agent Agreement entered into by the Company and Rodman on June 1, 2011 and amended on June 21, 2011, the Company has agreed (a) to pay to Rodman and the co-placement agent the placement agent fees equal to 6% of the aggregate gross proceeds raised in the private placement, (b) to issue to Rodman and the co-placement agent, collectively, warrants to purchase 240,000 shares of the Company’s Common Stock, and (c) to reimburse Rodman for certain expenses.

The foregoing description of the Securities Purchase Agreement, the Registration Rights Agreement, and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each document.  Copies of the Form of Series A Warrant, the Form of Series B Warrant, the Form of Series C Warrant, the Form of Securities Purchase Agreement, and the Form of Registration Rights Agreement are attached as Exhibits 4.1, 4.2, 4.3, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.  The Shares and the Warrants (including the Warrant Shares) were offered and sold to the Purchasers without registration under the Securities Act, or any state securities laws.  The Company is relying on the exemption from the  registration requirements of the Securities Act afforded by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.  This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Shares, the Warrants or the Warrant Shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2011, Dr. Anthony Maida, III joined the Board of Directors of the Company to serve until his resignation or removal and until his successor is duly elected and qualified.

Dr. Maida, 59, has served as a director on the Board of Directors of Spectrum Pharmaceuticals, Inc. since December 2003 and currently serves as the Chair of its Audit Committee and a member of its Compensation Committee, Placement Committee, Nominating and Corporate Governance Committee and Product Acquisition Committee. He is currently Chief Operating Officer at Northwest Biotherapeutics, Inc., a company focused on the development of therapeutic DC cell based vaccines to treat patients with cancer.  Dr. Maida has been the acting Chairman of Dendri Therapeutics, Inc., a startup company focused on the clinical development of therapeutic vaccines for patients with cancer, since 2003. He has served as Chairman, Founder and Director of BioConsul Drug Development Corporation and as Principal of Anthony Maida Consulting International since 1999, providing consulting services to large and small biopharmaceutical firms in the clinical development of oncology products and product acquisitions and to venture capital firms evaluating life science investment opportunities. Recently Dr. Maida was Vice President of Clinical Research and General Manager, Oncology, world-wide for PharmaNet, Inc. He served as the President and Chief Executive Officer of Replicon NeuroTherapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the central nervous system, where he successfully raised financing from both venture capital and strategic investors and was responsible for all financial and operational aspects of the company, from June 2001 to July 2003. From 1999 to 2001, he held positions as Interim Chief Executive Officer for Trellis Bioscience, Inc., a privately held biotechnology company that addresses high clinical stage failure rates in pharmaceutical development, and President of CancerVax Corporation, a biotechnology company dedicated to the treatment of cancer. From 1992 until 1999, Dr. Maida served as President and CEO of Jenner Biotherapies, Inc., a biopharmaceutical company. From 1980 to 1992, he held senior management positions with various companies including Vice President Finance and Chief Financial Officer of Data Plan, Inc., a wholly owned subsidiary of Lockheed Corporation. Dr. Maida serves or has served as a consultant and technical analyst for several investment firms, including CMX Capital, LLC, Sagamore Bioventures, Roaring Fork Capital, North Sound Capital, The Bonnie J. Addario Lung Cancer Foundation and Pediaric BioScience, Inc. Additionally, he has been retained by Abraxis BioScience, Inc., Northwest Biotherapeutics, Inc., Takeda Chemical Industries, Ltd. (Osaka, Japan), and Toucan Capital to conduct corporate and technical due diligence on investment opportunities. Dr. Maida formerly served as a member of the board of directors of Sirion Therapeutics, Inc., a privately held ophthalmic-focused company, and GlycoMetrix, Inc., a startup company focused on the development of tests to identify carbohydrates that can indicate cancer. He is a speaker at industry conferences and is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology, the International Society for Biological Therapy of Cancer, the American Association of Immunologists and the American Chemical Society. Dr. Maida received a B.A. in History from Santa Clara University in 1975, a B.A. in Biology from San Jose State University in 1977, an M.B.A. from Santa Clara University in 1978, an M.A. in Toxicology from San Jose State University in 1986 and a Ph.D. in Immunology from the University of California in 2010.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT INDEX

Exhibit	Description
4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

4.3	Form of Series C Warrant

10.1	Form of Securities Purchase Agreement, dated June 21, 2011, by and among Oncosec Medical Incorporated and each purchaser.

10.2	Form of Registration Rights Agreement, dated June 24, 2011, by and among Oncosec Medical Incorporated and the purchasers.

99.1	Press release dated June 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: June 27, 2011	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

4.3	Form of Series C Warrant

10.1	Form of Securities Purchase Agreement, dated June 21, 2011, by and among Oncosec Medical Incorporated and each purchaser.

10.2	Form of Registration Rights Agreement, dated June 24, 2011, by and among Oncosec Medical Incorporated and the purchasers.

99.1	Press release dated June 27, 2011.